                                                                   EXHIBIT 10.10


                 [Letterhead of W.L. Gore & Associates, Inc.]

                     MANUFACTURING CERTIFICATION AGREEMENT

PARTIES:

Falcon Shoe Manufacturing Co.
#2 Cedar Street
Lewiston, ME  04240   ("Manufacturer")

and

W.L. Gore & Associates, Inc.
555 Paper Mill Road
P.O. Box 9329
Newark, DE  19714-9329("Gore")

IN CONSIDERATION of the mutual undertakings herein contained, the parties agree as follows:

1. Agreement for Manufacture: Subject to the terms of this Agreement, Manufacturer agrees to purchase footwear laminate and GORE-SEAM(TM) tape and other products ("Articles") only for use in the manufacture, promotion, sale and distribution of various garments and other articles of wearing apparel, the designs of which meet Gore's standards for functional and aesthetic characteristics, attached hereto as Schedule A ("Products").

2. Facilities: To permit Gore to protect and strengthen its trademark(s) listed in Schedule B (the "Mark"), by ensuring that all Products are functional and of a uniformly high quality, Manufacturer agrees that Gore may take all reasonable steps necessary to continuously monitor the quality of construction of Products produced by Manufacturer. Manufacturer shall permit Gore or its authorized representatives access to the Products manufacturing area of Manufacturer's factory and any other facilities used by Manufacturer, including facilities of any approved subcontractors, for the production of Products. Manufacturer's facilities which are certified hereunder are listed in Schedule F. Following any such inspection, Gore shall share with Manufacturer comments, suggestions and technical information concerning the most efficacious means for ensuring that Manufacturer's Products meet all applicable standards.

3. Design Review and Samples: In order that Gore may confirm and ensure that Manufacturer's Products are of a uniform high quality and in accordance with Gore's quality standards, Manufacturer agrees Gore may:

        (a) Inspect the proposed designs of the Products to be made by Manufacturer;

        (b)   Inspect and test prototypes or samples of Products;

        (c) Inspect and test Articles obtained through normal commercial channels; and

        (d) Take such other steps as Gore may reasonably require to accomplish these objectives.

        Design review, inspection or testing may, following mutual consultation, take place at Manufacturer's facilities or at Gore's. Following review or testing of designs, prototypes or samples by Gore, Manufacturer agrees to make any changes requested by Gore. Manufacturer agrees not to manufacture or sell commercial quantities of any Product until Gore has given its written approval of that Product's design and construction.

4. Placing and Filling of Orders: Purchase orders from Manufacturer for Articles shall be accepted by Gore only on the condition that an approved Gore customer has placed a specific order with Manufacturer for the production of Products which require that quantity of Articles. Each Gore customer must confirm its order with Manufacturer to Gore in writing. Manufacturer shall only produce and ship the exact quantity of Products ordered by the Gore customer. Manufacture of Products in excess of the amount ordered by the Gore customer is prohibited. Following mutual consultation and agreement with Manufacturer as to quantities and price, Gore may buy back any excess Articles remaining in Manufacturer's inventory if it is not needed to complete an order for Products.

5. Approved Styles: Manufacturer understands and agrees that approval to use the Mark in conjunction with a particular brand or label owned by Manufacturer is limited to that brand or label, and use of the Mark with a different brand or label owned by Manufacturer requires Gore's prior written approval even if the Product design and construction is not modified. Where this is the case, such brands will be listed in Schedule
        C. Any change in design, materials, or manufacturing process or location for an approved style or brand must be approved in writing by Gore before The Mark may be applied to Products incorporating such change.

6. Defective Products: If for any reason Manufacturer produces Products which do not meet the quality standards set forth in Schedule A, the defective Products shall be disposed of only in a manner expressly approved in writing by Gore, whether Gore or any other party owns the Products or claims any property interest in them, after all labels and tags identifying Gore of the Mark have been removed under Gore's supervision.

7. Sub-Contractors: Manufacturer shall not, without the prior written consent of Gore, appoint any sub-contractor or otherwise cause any seam-sealing or final assembly of Products to be performed by any party other than Manufacturer.

8. Warranties: Manufacturer represents and warrants to Gore that all Products produced hereunder shall conform to all applicable specifications and standards including those set forth in Schedule A, shall be free from defects in materials and workmanship, and shall be merchantable and fit for the purposes for which they are intended.

9. Accessory Items Bearing the Mark: Manufacturer may enter into agreements with third parties for the supply of accessory items bearing the Mark only with the prior written approval of Gore, to ensure that such accessory items shall be manufactured only in the quantities needed to meet Manufacturer's specific contracts for Products and shall be sold only to Manufacturer.

10. Trademark: Manufacturer recognizes and affirms Gore's ownership of the Mark and acknowledges that the Mark has become famous. Manufacturer agrees to do nothing inconsistent with Gore's ownership of the Mark and agrees that its use of the Mark shall inure to the benefit of Gore and be on Gore's behalf. Nothing herein shall give Manufacturer any right, title or interest in the Mark, nor shall Manufacturer do, or through inaction allow to be done, any act contesting or in any way impairing Gore's right, title or interest in and to the Mark or its validity. Manufacturer agrees to use the Mark:

        (a) Only in the manner set forth in the guide for the proper use of the Mark which is attached hereto as Schedule B, or

        (b) In any other manner approved by Gore in writing and in advance. Manufacturer agrees not to use the Mark on any Products displaying any other trademark or brand name unless it is listed on a schedule to this Agreement or otherwise approved in writing by Gore.

11. Confidential Information: All materials, documents, information and equipment which Gore supplies or discloses to Manufacturer, whether in writing or orally, shall be considered proprietary trade secrets of Gore. Manufacturer agrees not to disclose any such matters to any third party without Gore's advance written consent or to use it in any way detrimental to Gore's interests. Manufacturer further agrees to make sure that the dissemination of such information among its employees is restricted to those persons who have a demonstrated need to have access to it to design, make, promote and sell Products, and then only after securing a pledge of confidentiality from them. However, confidential information subject to the restrictions of this paragraph shall not include

        (a)    information currently in the public domain;

        (b) information which becomes public through no fault of Manufacturer;

        (c) information previously known to Manufacturer prior to its disclosure to Manufacturer by Gore, as shown by its contemporaneous written records; or

        (d) information disclosed to Manufacturer by a third party not in breach of any agreement.

        Gore agrees to give comparable treatment to any of Manufacturer's proprietary information which is specifically identified as such in writing at the time of disclosure. The obligations of each party under this paragraph will remain in full force and effect for three (3) years following any termination of this Agreement. In order to protect the Confidential Information, trade secrets, know-how, proprietary information and other information developed by Gore at great expense and which Gore will be required to disclose to Manufacturer in order to implement this Agreement, Manufacturer agrees that it will not manufacture any garment or other products of any kind containing any taped waterproof, breathable product other than GORE-TEX products during the term of this Agreement and for three (3) years after it is terminated.

12.     Term and Termination:

        (a) This Agreement shall take effect on the date indicated below and shall continue in force for one (1) year from that date. This Agreement may be terminated by either party at any time thereafter by giving ninety (90) days' advance written notice. If this Agreement is not so terminated, then it shall automatically be renewed for successive one (1) year periods, subject to earlier termination as provided herein.

        (b) This Agreement may be terminated at any time by an agreement in writing signed by both Parties.

        (c) In the event of a breach of this Agreement by either party at any time, this Agreement may be terminated by the other party by giving (30) days written notice specifying the breach, provided however, that the breaching party shall have the opportunity to cure the specified breach within that thirty (30) day period to the satisfaction of the other party, in which case this Agreement shall remain in effect.

13. Consequences of Termination: Upon the termination of this Agreement Manufacturer agrees to:

        (a) Immediately return to Gore all instruction books, technical pamphlets, photographs, catalogues, advertising material, specifications and all other materials or documents sent to Manufacturer and relating to the business of Gore or any Articles which Manufacturer may then have in its possession or control;

        (b) Immediately deliver to Gore or otherwise dispose of as Gore directs in writing any Articles or accessories which Manufacturer may have in its possession or under its control;

        (c) Immediately stop manufacturing, distributing, selling, or in any way dealing with any Articles or any carton, container, packing or wrapping material, or advertising, promotional or display material pertaining to the Articles which display either the Mark or Gore's name.

        (d) Immediately discontinue any further use of the Mark when Manufacturer's then-existing stock of Products which comply with Gore's quality standards is exhausted; destroy all printed material bearing the Mark; and not use any trademarks similar to the Mark.

        (e) Manufacturer will not claim that the use of the Mark by Manufacturer had created any right, title or interest in and to the Mark or Manufacturer's part and shall take whatever steps are necessary to ensure that all the goodwill connected with the Mark remains Gore property.

14. Registration: Whenever registration of this Agreement with the relevant government authorities is necessary to preserve Gore's rights to the Mark or under this Agreement, Manufacturer shall properly register this Agreement. In the event Manufacturer is unable to do so, it shall immediately notify Gore in writing.

15. Notices: All notices to be given to either party pursuant to this Agreement shall be deemed to be given when sent if dispatched by telex with confirmed answer back, by telefax with confirmed answer back, by prepaid first class mail, or by first class prepaid air mail, return receipt requested, in all cases to the parties at the following addresses:

        If to Gore:          W.L. Gore & Associates, Inc.
                             Fabrics Division
                             Attention:  Blair Dickerson
                             100 Airport Road, Building 2
                             P.O. Box 729
                             Elkton, MD  21921
                             Telefax: 410/392-3849
        with a copy to       W.L. Gore & Associates, Inc.
                             Legal Offices
                             551 Paper Mill Road
                             P.O. Box 9206
                             Newark, DE  19714-9206
                             Telefax: 302/731-9098

        If to Manufacturer:  Falcon Shoe Manufacturing Co.
                             Attention:  Ms. Pat Lundholm
                             #2 Cedar Street
                             Lewiston, ME  04240
                             Telefax: _________________

        Either party may change its address for receiving notice by giving written notice of its new address pursuant to this paragraph.

16. Assignment: Gore may assign in whole or in part from time to time its rights and obligations under this Agreement to any third party. Without Gore's prior written consent, Manufacturer shall not transfer or assign this Agreement or any of its rights or obligations hereunder, and any such purported transfer or assignment shall be void unless Gore, in its sole and absolute discretion, consents to it in writing. Any material change in the record or beneficial ownership of Manufacturer shall be deemed to be an attempted transfer of this Agreement.

17. No Partnership or Agency: Nothing in this Agreement shall be deemed to create a fiduciary relationship, partnership, joint venture or agency relationship between the parties. Manufacturer shall have no authority to bind Gore or to contract in the name of or create any liability of Gore.

18. Waiver: The failure of either party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver, nor shall such failure deprive that party or limit its exercise of the right thereafter to insist upon strict adherence to that term or any other terms of this Agreement.

19. Language, Governing Law, Jurisdiction: This Agreement is written in the English language, which shall prevail over any translations hereof, and shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A., not including its choice of law provisions.

20. Amendment: This Agreement may be amended only in a written document dated after the date of this Agreement signed by the Party sought to be charged, except for Schedules A, B and F to this Agreement which Schedules may be amended by Gore at its discretion from time to time by sending a copy of the new Schedule to Manufacturer.

21. Entire Agreement: This Agreement and the attached Schedules is intended to be the final written expression of all the terms included herein and the complete and exclusive statement of the Parties' agreement on the subject governed hereby. These terms may not be contradicted by evidence of any prior agreement or of a contemporaneous oral agreement, may be amended only as provided in the paragraph titled Amendment, and may otherwise be explained, supplemented, modified, altered, waived or suspended only by a writing signed by both Parties. This Agreement and its Schedules shall for purposes of interpretation, construction and all other purposes be deemed to have been drafted by both Parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the date shown above.

FALCON SHOE MANUFACTURING CO.       W.L. GORE & ASSOCIATES, INC.

By:   /s/  Theodore C. Johanson     By:  /s/  Blair C. Dickerson
     ----------------------------      ---------------------------------

           Theodore C. Johanson               Blair C. Dickerson

     ----------------------------      ---------------------------------
             (Print name)                       (Print name)

JWB/jes
UNIVMCA
2/9/93

Attachments

Schedule A: Quality Standards
Schedule B: Trademark Usage Guide(s)
Schedule F: List of Manufacturing Location(s)

                                  SCHEDULE A

                    GORE-TEX(R) FOOTWEAR QUALITY STANDARDS

                    End Use Application:  Hunting Footwear

A.      Waterproofness

        1. All footwear must be constructed with GORE-SEAM(TM) tape and Gore Seam Sealing Machines using current, seam sealing materials or other approved materials and technology.

        2. All booties must be tested after manufacture using a Gore Bootie Testing Machine (BTM) or other approved test that is set to inflate the bootie to a pressure of 1 psi. Booties must not leak air bubbles at a rate greater than 1 bubble per 7 seconds.

        3. Licensee is responsible for assuring that all finished footwear is waterproof.

        4. Finished footwear must be tested for waterproofness using either a hydrostatic water test or another method that has been approved by Gore. Reduced testing levels will be permitted on production lines which can be shown to produce 100% waterproof product on a continuing basis. New test methods may be developed and instituted for in process testing of footwear.

        5. The licensee must work to limit the potential water weight gain of the finished products by using construction materials which minimize water absorption and retention.

B.      Breathability

        1. GORE-TEX(R) footwear must be breathable and meet the criteria in Addendum A1. Components in the construction of the upper portion of the product that are completely impermeable to moisture vapor transmission, are not permitted unless the components have been approved by Gore. Examples of components that Gore will approve are toe boxes, heel counters and eyelets.

        2. Licensee and Gore will work together to improve the breathability of the licensee's footwear. This includes participation in Gore's effort to continually improve breathability standards for licensed footwear. Participation requires that the licensee make available to Gore finished footwear for Moisture Vapor Transmission Rate (MVTR) testing.

C.      Fit

        1. Waterproof footwear must be constructed using patterns that provide acceptable donning and comfortable fit.

D.      Other Components

        1. All components must be appropriate for wet service and any unique, end use specific, environmental conditions. Examples of unacceptable components are poorly attached soles, low grade leathers and materials that are mechanically unstable in water.

E.      Model Approval

        1. All models of footwear utilizing GORE-TEX(R) fabric must be approved by Gore prior to production. A sample of each model of footwear, representative of the product that will be sold by the licensee, must be submitted to and approved through Gore's footwear laboratory. Model approval may be revoked if a previously qualified model fails to maintain conformance to the quality standards and specifications.

        2. Gore's evaluation may include, but is not limited to:

               a)     hydrostatic testing for waterproofness
               b)     flex testing for waterproofness
               c)     MVTR testing of finished products for breathability

               d) analysis of the pattern and construction for donning, fit, wicking, height of functional waterproofness, insulation properties and overall product quality.

               e) review of the labeling and distribution plans to ensure the product if appropriate for its intended end use.

               f) the specific test methods and quality specification for a particular type of footwear as described in Addendum A1.

        3. At Gore's discretion, one model number may be used to represent several others when the models differ only with respect to cosmetic changes.

        4. Men's styles should be submitted in sizes 9-10 medium (D), women's models in sizes 6-8 medium (B).

F.      Labeling

        1. All licensed models must be clearly labeled with the brand name under which the product will be sold. Additionally, each piece of footwear must be clearly labeled as containing GORE-TEX fabric.

                                  ADDENDUM A1

                          QUALITY SPECIFICATIONS FOR
                         HUNTING GORE-TEX(R) FOOTWEAR

        A.     TEST OF WATERPROOFNESS

               1. Footwear must pass greater than or equal to 500,000 flex cycles without leakage using the Gore water exclusion tester.

        B.     TEST OF BREATHABILITY

               1. The minimum requirement for breathability as measured using the Gore Boot MVTR Test are as follows:

                             Men's                        Women's
                             Size 42 (US 9-10)            Size 37 (US 6-8)
                             -----------------            ----------------

               Boots

                             2.5 g/hr.                    2.0 g/hr.

        C.     DESIGN REQUIREMENTS

               1. Waterline: The minimum waterproof height is 75% of the total height. The height is measured from the featherline.

               2.     Waterproof gusset construction is required for tongues.

               3. Padding is required on sharp edges to protect GORE-TEX(R) fabric from abrasion or puncture, especially around the heel counters, toe puffs, eyelets, etc.

               4.     A permanently attached "GORE-TEX(R)" label is required.

               5.     All seams must be sealed.

               6.     Bootie style construction is required.

        D.     Technical suggestions for materials are available upon request.

                                  SCHEDULE B

                     MANUFACTURING CERTIFICATION AGREEMENT

                                    BETWEEN

                         FALCON SHOE MANUFACTURING CO.

                                      AND

                         W.L. GORE & ASSOCIATES, INC.

Licensed Trademark(s)
---------------------

"GORE-TEX"

"Guaranteed To Keep You Dry"

                                  SCHEDULE B
               GUIDE FOR PROPER USE OF THE "GORE-TEX" TRADEMARK

        As a growing company, W.L. Gore & Associates, Inc. owns many valuable trademarks which identify and distinguish our products from those of other companies. Gore's trademarks are well known and signify to our customers that they are buying quality, state-of-the-art products from a company with a reputation for innovation, dependability, and integrity. Significant time, effort, and money has been spent in the research, development, and promotion of these products.

        Unfortunately, trademarks can be lost if they are not used correctly. A trademark is lost when it become generic and sneaks into the language as a common name description of the product, as distinguished from the source and identity of the product. If a trademark becomes generic, the original owner loses exclusive rights to use the mark. Any competitor can then use the trademark and take advantage of the advertising and promotion dollars spent by the former owner. Some famous former trademarks that have become generic are nylon, escalator, kerosene, and zipper.

        Fortunately, it is fairly easy to protect our trademarks. You need only follow these six rules of proper trademark usage:

1. A trademark should always be used in a manner that will distinguish it from the surrounding text. Capitalize trademarks completely, use initials caps with quotes, bold face type, or italics, or as a minimum, use initial caps. It is preferred that GORE-TEX not be separated, i.e., GORE on one line and TEX on another. The generic product name should not be capitalized.

               Right:        Garments of GORE-TEX(R) fabric
               Wrong:        Garments of gore-tex fabric

2. Always follow trademark with the appropriate trademark notice and footnote. The appropriate trademark notice should appear at least once in each piece of printed matter, preferably the first time the trademark appears. The footnote usually appears at the bottom of the last page.

               Example:      GORE-TEX(R) fabric

               Footnote:     (R)Registered Trademark of W.L. Gore & Associates,
                             Inc.
               Example:      GORE-TEX(TM) insert
               Footnote:     (TM)Trademark of W.L. Gore & Associates, Inc.

3. Most importantly, a trademark is a proper adjective and when used in print such as in advertising, catalogues, promotions, brochures, hang tags, radio, etc. must always be followed by its generic or common name. The trademark should never be used alone when it appears in text.

               Right:        GORE-TEX(R) glove insert
               Wrong:        gloves made of GORE-TEX

        When a trademark is used directly on an article, such as a parka, jacket, shoes, golf suit, etc., manufactured under license to the trademark owner's specifications, then the article itself supplies the noun and the trademark can stand alone.

               Right: GORE-TEX(TM) alone on a label incorporated in a parka, jacket, rainsuit, etc.

        When a trademark is used in print such as in advertising, catalogues, hangtags, promotions, brochures, radio, etc., in reference to a licensed product, it must be followed by its generic or common name.

               Right:        GORE-TEX(R) parka, GORE-TEX(R) gloves

4. Trademarks should never be used in the possessive sense.

               Right:        The popularity of GORE-TEX(R) products.
               Wrong:        GORE-TEX's popularity

5. Do not coin new words or terms for a trademark.

               Wrong:        This fabric has been GORE-TEXED
               Wrong:        GORE-TEXABLE fabric

6. Trademarks identify and distinguish our products from those of other companies, therefore, our trademarks must not be combined or intermingled with the trademarks of other companies.

               Right:        GORE-TEX(R) golf shoes from ETONIC(R)
                             GORE-TEX(R) shoes, the ULTRALIGHT(TM) collection from
                             TIMBERLAND(TM)
                             GORE-TEX(R) parka - EXTREME GEAR(TM) from THE NORTH
                                FACE(R)

               Wrong:        ETONIC GORE-TEX golf shoes
                             TIMBERLAND'S GORE-TEX ULTRALIGHTS
                             THE NORTH FACE GORE-TEX EXTREME GEAR

                                  SCHEDULE B

                   Guide To The Proper Use Of The Trademark

                         "GUARANTEED TO KEEP YOU DRY"

        "GUARANTEED TO KEEP YOU DRY" is a slogan trademark to be used in connection with outerwear manufactured under the auspices of W.L. Gore & Associates, Inc. It shall only be used on garment styles approved by W.L. Gore & Associates, Inc.

        The trademark should be used either in all caps or initial caps with the registered (R) following:

                          GUARANTEED TO KEEP YOU DRY(R)

                          Guaranteed to Keep You Dry(R)

        Since slogans do not require the use of a noun, it may be used alone as above. However, it may also be used in the following manner:

                      GUARANTEED TO KEEP YOU DRY(R) program

                       GUARANTEED TO KEEP YOU DRY(R) label

        The slogan "GUARANTEED TO KEEP YOU DRY(R)" should never be sued in a non- trademark manner such as:

        This parka is guaranteed to keep you dry. Alternative wording shall be used, for example:

        This parka is engineered so you stay comfortable and dry.

                                  SCHEDULE F

                     MANUFACTURING CERTIFICATION AGREEMENT

                                    BETWEEN

                         FALCON SHOE MANUFACTURING CO.

                                      AND

                         W.L. GORE & ASSOCIATES, INC.

Manufacturing Location(s)
-------------------------

Falcon Shoe Manufacturing Co.
#2 Cedar Street
Lewiston, ME  04240